EXHIBIT 10.11

PUBLIC EDUCATOR SPOKESPERSON AGREEMENT

This Public Educator Spokesperson Agreement (the “Agreement”) is entered into and effective as of February 15, 2007 (the “Effective Date”) by and between Xenacare Inc. (“XEN”) and Bob Arnot (“Spokesperson”). The parties hereby agree as follows:

1.

Background.

The parties agree, during the Term of this Agreement, to work together to publicize XEN and/or XEN products or services, as determined by XEN, including participating in public relations activities as further described herein.

2.

Term.

The term of this Agreement (the “Term”) shall commence on the Effective Date and continue until May 31, 2009, unless terminated earlier as provided herein.

3.

Activities.

For good and valuable consideration, the receipt of which is hereby acknowledged, Spokesperson agrees to be the:

A. Exclusive XEN Spokesperson for Media with use Spokesperson Name and Likeness.

B. Advisory Public Educator and help design and execute on a best efforts basis, a range of consumer programs to educate the public and doctors.

c. Development of Spokesperson line of Products as mutually agreed.

All advertising, publicity, recordings and any other materials produced in connection with the activities described in this Section 3 shall be hereinafter referred to as the “Work Product.”

4.

Use of Name and Likeness/Affidavit.

a.

During the Term (subject to Section 10 below), Spokesperson grants to XEN the right and license to utilize in advertising, promotional and public relations materials approved by Spokesperson, including on XEN or XEN partner websites, Spokesperson’s name, biography, personal story, quote(s), image, likeness, photograph, and his signature (or its facsimile) (“Spokesperson’s Likeness”). In connection with the foregoing, XEN shall be responsible for obtaining any rights from photographers for any photograph(s) of Spokesperson.

b.

Spokesperson shall sign a Testimonial Affidavit in the form attached hereto as Exhibit I, regarding Spokesperson’s experience with XEN products and/or services.

5.

Compensation.

XEN agrees to pay and Spokesperson agrees to accept the following as total compensation for all obligations incurred, rights and licenses granted and services rendered by Spokesperson hereunder:

a.

XEN shall pay to Creative Management Group LLC, the Agency representing Spokesperson and the entity authorized by and on behalf of Spokesperson to invoice and collect fees, the sum of two hundred and fifty ($250,000) payable as follows:

On or before March 15, 2007: Fifty thousand dollars ($50,000) pledged by twenty five thousand (25,000) shares of additional XEN stock valued at $2 per share.

On or before 45 days of trading, but no later then August 1, 2007: Seventy five thousand dollars ($75,000);

On or before March 15, 2008: One hundred twenty five thousand dollars ($125,000).

b. XEN shall pay to Spokesperson, on or before March 15, 2007, the gross sum of five hundred thousand (500,000) shares of XEN stock XEN agrees to Spokesperson stock vesting schedule of: 1/3rd stock vesting shares on September 30, 2007; 1/3rd stock vesting shares on March 31, 2008 and 1/3rd stock vesting shares on May 31, 2009. XEN will loan Spokesperson the necessary sum at no interest rate, to buy the shares of XEN stock and the loan will be forgiven at the fully vested date of May 31, 2009. Further, Spokesperson authorizes XEN to pay directly, twenty per cent (20%) of Spokespersons XEN stock or one hundred thousand (100,000) XEN shares to Creative Management Group LLC. (“Spokesperson Agency”) for Agency commission of this arrangement for Spokesperson. XEN will agree to the same terms and conditions in 5b in this Agreement for “Spokesperson Agency” shares as for Spokesperson for vesting and loan requirements.

c. XEN shall arrange and pay in advance for Spokesperson’s reasonable travel, hotel accommodations, ground transportation and meal expenses, if any, in order for Spokesperson to complete the activities referenced above in section 3. All expenses over $500 per month must be preapproved by Company.

6.

Approvals.

Spokesperson will have an opportunity to review and approve all artwork copy, or other materials utilizing Spokesperson’s Likeness prepared by XEN for or in connection with this Agreement prior to any production or distributions thereof. Any objections or corrections must be communicated to XEN within ten (10) business days after the materials have been received by Spokesperson or such objections and corrections will be decurred waived. All objections will be mutually discussed and reasonable efforts will be made by the parties to reach a prompt and satisfactory agreement.

7.

Exclusivity.

During the Term, Spokesperson agrees to be Exclusive with XEN as Spokesperson for XEN products mutually agreed to by XEN and Spokesperson. XEN understands Spokesperson is Exclusive currently under agreement with General Mills Marketing Inc. and in no way or form is XEN product competitive with a “food company”.

8.

Warranties.

Spokesperson represents and warrants that all services and materials to be provided by Spokesperson hereunder will be provided in a timely and professional matter, will conform to the requirements of this Agreement and to a high standard of quality, will not infringe or violate any rights of any third party, and will comply with all applicable laws and regulations.

9.

Services Unique.

It is understood and agreed that the services to be performed by Spokesperson and the rights and privileges granted to XEN hereunder are of a special, unique, unusual, extraordinary and intellectual character, giving them a peculiar value and are impossible to replace. XEN agrees that any material breach of this Agreement will cause Spokesperson irreparable harm.

10.

Ownership.

Spokesperson agrees that XEN shall solety own, and shall have all right, title, and interest in and to, the Work Product and any other materials created by XEN in connection with this Agreement and Spokesperson hereby irrevocably assigns and transfers to XEN its entire right, title and interest in and to such materials, including but not limited to the copyrights and renewal copyrights thereon and patent rights. XEN shall have unlimited use of all Work Product (including the right to use Spokesperson’s Likeness that may be contained therein) produced as a result of this Agreement and such rights shall continue in perpetuity as long as this agreement is not in Material Breach by XEN.

11.

Morals.

a.

Spokesperson represents and warrants that he will not make disparaging, derogatory, pejorative or offensive comments with respect to XEN, XEN products, its affiliates or customers of XEN during the term of this Agreement.

b.

In the event XEN is involved in any activity or conduct which (a) is damaging to the XEN or Spokesperson name or reputation, (b) is perceived to be offensive by the general public, or (c) Spokesperson determines, in its sole opinion, XEN participation in this Agreement to be inconsistent with or detrimental to the positive, wholesome image of the Spokesperson name, Spokesperson shall have the right to immediately terminate this Agreement.

12.

Termination.

Either party has the right to terminate this Agreement with six (6) months notice. If at any time other party is failing to meet his duties and obligations as described herein. Termination shall be effective upon receipt of written notice by either party.

13.

Indemnification.

a.

 Spokesperson agrees to defend, indemnify, and hold XEN harmless from and against any and all claims, charges, liens, causes of action, demands, costs, liabilities, damages and expenses (including reasonable attorney fees) arising out of Spokesperson’s conduct, acts, or the performance or non-performance of any of Spokesperson’s obligations hereunder or Spokesperson’s brech of any warranties, representations, or agreements herein.

b.

XEN agrees to defend, indemnify, and hold Spokesperson harmless from and against any and all claims, charges, lions, causes of action, demands, costs, liabilities, damages and expenses (including reasonable attorney fees) arising out of XEN conduct, acts or the performance of any of XEN obligations hereunder or XEN breach of any warranties, representations, or agreements herein. XEN agrees to procure and pay for Errors and Omission Insurance for Spokesperson’s Advisory role with XEN.

14.

Obligation Limited

Spokesperson understands that XEN shall be under no obligation to use any of the materials (including recordings featuring Spokesperson) produced by XEN hereunder.

Notwithstanding the foregoing, XEN shall still be obligated to fulfill its payment obligations pursuant to Section 5 above.

15.

General.

a.

Independent Contractor. The parties acknowledge and understand that Spokesperson is an independent contractor. This Agreement shall not create nor be construed to create an employee/employer, creditor/beneficiary, agent/principal, partnership, joint venture or any other relationship between XEN and Spokesperson except as specifically defined in this Agreement.

b.

Waiver. The failure of any party to enforce at any time for any period of time any of the provisions of this Agreement will not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each such provision.

c.

 Enforceability. If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction the other provisions of this Agreement will remain to full force and effort in that jurisdiction and, to the extent permitted by applicable law, will be construed in order to effectuate the purpose and intent of this Agreement. The invalidity or enforceability of any provision of this Agreement in any jurisdiction will not affect the validity or enforceability of that provision in any other jurisdiction.

d.

Governing Law. This Agreement shall governed and construed in accordance with the internals laws of the State of Florida, without regard to its conflicts of law provisions.

e.

Assignment. Neither party shall have the right to assign these rights hereunder without prior written consent of the other party.

f.

 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to its subjects matter and no modification, change, or alteration shall be effective unless in writing and executed by both parties.

g.

Full Power. Each party signing below represents and warrants having the full right and authority to enter into this Agreement and to confer any and all right and promises herein.

AGREED

XENACARE INC.		BOB ARNOT
By:		By:

Name:	Frank W. Rizzo

Title:	President

TESTIMONIAL AFFIDAVIT

I understand that I may appear in advertising and promotional materials for XEN products and/or services as a spokesperson public educator and endorser and that in connection therewith there may be claims or implied claims that I currently use or consume such products and/or services. I hereby confirm that these claims are true and correct and that they reflect my past and continuing experience with XEN products and/or services at least through May 31, 2009.

BOB ARNOT

Signature